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                                                                  EXHIBIT 10.10

                      PATENT AND CONFIDENTIALITY AGREEMENT

Full Name of Employee:
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         THIS PATENT AND CONFIDENTIALITY AGREEMENT is between the undersigned employee (the "Employee") and FARO TECHNOLOGIES, INC., a Florida corporation (the "Employer") and is effective as of the date set forth underneath the Employee's signature. It witnesses as follows:

         In consideration of Employee's employment or continued employment by FARO TECHNOLOGIES INC. and its respective subsidiaries, affiliate companies, or partnerships of which the company is a part, or any of them (hereafter, collectively referred to as the "Employer") and the compensation to be paid to Employee for such employment from time to time, Employee hereby agrees as follows:

         1.  Assignment of work product; disclosure; confidentiality

         (a) Without further consideration, Employee gives, transfers and assigns to the Employer or to any agent, nominee or assignee, as requested by the Employer, any and all of his fights to inventions, improvements, discoveries and ideas made or conceived by Employee, either solely or jointly with others, relating directly or indirectly to the Employer's business or any extension thereof during the term of Employee's employment.

         (b) Employee agrees to fully disclose exclusively to the Employer all ideas, products, formulas, methods, plans, developments, improvements, or patentable inventions, of any kind, known, made or discovered in whole or in pail by Employee alone or with others during die period of his employment by the Employer. Employee also agrees to fully disclose exclusively to the Employer all ideas, products, formulas, methods, plans, developments, improvements or patentable inventions which relate directly or indirectly to die business of the Employer and which are known, made or discovered in whole or in part by Employer alone or with others at any time during the period of employment by the Employer. All disclosures are to be made promptly after conception or discovery of the idea, product, formula, method, plan, development, improvement or invention,

         (c) Nothing in this Agreement shall be construed as requiring any communication to the Employer of an idea, product, formula, method, plan, development, improvement or invention if protected by tiny other lawful prohibition against such communication. Any idea, product, formula, method, plan, development, improvement or invention which Employee is obligated to disclose to the Employer under this Agreement shall be the property of the Employer, regardless of whether it is actually disclosed by Employee to Employer

         (d) Employee agrees to provide any and all necessary assistance to the Employer in making any patent applications or other applications for obtaining exclusive rights, and will do all other things (including but not limited to testifying in any proceedings or suit, and executing



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any and all applications, assignments, or other documents or instruments) that may be reasonably necessary to vest in the Employer or the Employees assigns all of the rights and interest in, and to apply for, obtain and protect any patent or letters patent, trademark or trade name, or copyrights in the United States and Canada and any foreign country, as well as any state or other subdivision thereof for or relating to, die ideas, products, formulas, methods, plans, developments, improvements or inventions. Employee agrees, at the Employees expense, to tender all such assistance as the Employer may require in any proceeding before a patent office or in any litigation involving die aforesaid inventions,improvements, ideas or discoveries, whether during the period of employment with the Employer or after the termination thereof.

         (e) There are no ideas, products, formulas, methods, plans, developments, improvements or patentable inventions which Employee desires to exclude from the operation of this Agreement, except those, if any, designated by a patent number, application serial number or brief description where no application has been filed, on the list attached hereto and signed by Employee and Employer.

         (f) Employee agrees and acknowledges that Employee previously may have acquired, or that during the course of his employment with the Employer, he will or may be exposed to, or that he may assimilate or have access to certain trade secrets and information of the Employer including but not limited to products, formulas, concepts, inventions, methods, processes, costs, operations, product uses, customers and purchasers (including confidential information of any of the Employer's customers and information with respect to potential customers and customer leads) which have not been publicly disclosed or are not matters of common knowledge in the fields of work of the Employer. Employee agrees that both during and after the period of employment and performance of services for the Employer, Employee will not, without prior written consent from the Employer, in any fashion, form or manner, either intentionally or negligently, or directly or indirectly, divulge, disclose or communicate any such confidential information to any third person, partnership, joint venture, company, corporation or other organization or use such confidential information other than in the ordinary course of the performance of services for the Employer, nor shall Employee so divulge, disclose or communicate any other information of any kind, nature or description concerning any matters affecting or relating to die business of the Employer, including without limitation any other information concerning the business of the Employer, its manner of operation, or its assets, products, formulas, plans, processes, concepts or other data of any kind, nature or description, without regard to whether any or all of the foregoing matters would be deemed confidential, material or important.

         (g) The Employee allows certain of its employees to have access to the following online services: Microsoft Exchange, all FARO servers, and the Internet. Use of the services by the Employee is strictly limited to legitimate business purposes of the Employer, and under no circumstances shall the Employee use these services for personal reasons or any other purpose not related to the business of the Employer. Furthermore, the Employee is advised that under certain circumstances transmission of data or messages on the Internet or through Internet e-mail is not secure and that the transmission of company trade secrets or any other proprietary information of the Employer on the Internet or through Internet e-mail is strictly prohibited, unless the Employer has established appropriate safeguards against the interception or



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misdelivery of such information including, but not limited to the establishment of firewalls, encryption methods, or other technology that will prevent the unintended interception of data transmission by third parties on die Internet or any other on-line service.

         (h) The foregoing obligations of confidentiality shall cease to apply to such parts of the confidential information which Employee has the prior written permission of all owners thereof to disclose or to use or if the information becomes general public knowledge through no fault of Employee.

         (i) Upon termination of employment by the Employer for whatever reason, Employee agrees to deliver to the Employer all books, records, products, formulas, manuals, letters, notes, memoranda, notebooks, sketches, drawings, plans, equipment, computer tapes and diskettes, and all other documents or materials of a confidential nature or otherwise relating to the Employer's business, and also all copies of any of the foregoing, which are in Employee's or his agents' or affiliates' possession or control, and Employee specifically agrees that he shall not retain any copies or reproductions of such information.

         2. Noncompetition and Nonsolicitation. If a "Non-Competition and Non-Solicitation Agreement" is attached hereto, die Employee agrees to the terms thereof

Such Addendum is 11 is not D attached

         3. Remedies: The failure of the Employee to strictly comply with the terms of this Agreement shall be cause for immediate dismissal from employment and in addition, the Employer shall have the following remedies:

        (a) Employee hereby agrees to indemnify the Employer in respect of any and all claims, losses, costs, liabilities and expenses (including reasonable attorneys' and legal assistants' fees) directly or indirectly resulting from or arising out of any breach or claimed breach of this Agreement.

        (b) Employee agrees that damages at law will be an insufficient remedy to the Employer if Employee violates the terms of this Agreement and that the Employer will suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain in injunctive relief to enforce the provisions of this Agreement, which injunctive relief shall be in addition to any other lights or remedies available to the Employer. In any action or proceeding by the Employer to obtain a temporary restraining order and preliminary injunction, the Employee hereby agrees to waive the necessity of the Employees posting an injunction bond in order to obtain the temporary restraining order and/or preliminary injunction. If the Employee's action for a temporary restraining order and/or motion for preliminary injunction is granted in whole or in part and the Employer is ultimately unsuccessful in obtaining a permanent injunction to enforce the covenant, the Employee hereby waives any and all rights he may have against the Employer for any injuries or damages, including consequential damages, sustained by the Employee and arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.



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         (c)      If the Employer engages the services of an attorney or any other third party or in any way initiates legal action to enforce its rights under this Agreement, Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of this Agreement (including reasonable attorneys' and legal assistants' fees before, at and after trial and in appellate, bankruptcy and probate proceedings).

         4.       MISCELLANEOUS.   When used herein, one gender means any
gender. The term "I", "me" or "mine" means the Employee. The term "Company" or "Corporation" means Employer. Any use of the singular shall include plural and vice versa. Use of the word "shall" means such action is mandatory. The title of this Agreement and the paragraph headings are used for the purpose of convenience only and shall not be used to interpret or explain any portion of the text hereof

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated below.

Witnesses:                             Employee Signature:
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                                       Print Name:
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                                       Date:
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                                       FARO Technologies, Inc,

                                       By:
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                                       Print Name:
                                                   ----------------------------

                                       Its:
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                                       Date:
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                   NONCOMPETITION AND NONSOLICITATION ADDENDUM


         Employee hereby further agrees to the following:

         Noncompetition and Nonsolicitation. The Employee acknowledges that the Employer, through its employment of DIE Employee, is providing the Employee with special, unique, and extraordinary training, education and experience, confidential information, and business and professional contacts. The Employee further acknowledges that such training, confidential information, and contacts are solely the result of his employment by the Employer, and that they constitute legitimate business interests of the Employer. In consideration of the foregoing and of the benefits generally provided to the Employee by the


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Employer pursuant to the terms of this Agreement and otherwise, the Employee agrees to abide and be bound by the restrictions and prohibitions of this Addendum, which restrictions are intended by the parties to extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The Employee acknowledges that the restrictions and prohibitions of this Addendum are reasonably necessary to protect the legitimate business interests of the Employer.

         (a) During the term of the Employee's employment, whether pursuant to this Agreement airy automatic or other renewal hereof, or otherwise, and for a period of twenty-four (24) months after the expiration or termination of this Agreement or termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, within a one hundred (100) mile radius of the Employer's current office locations or such other locations as may constitute offices of the Employer at the time of termination of the Employee's employment hereunder (the "Restricted Territory"), enter into, engage in, be employed by, or consult with any business, regardless of form (i.e., partnership, joint venture, profession association or other type of corporation, limited liability company, sole proprietorship or otherwise), in competition with the Employer's business.

         (b) During the term of the Employee's employment, whether pursuant to this Agreement airy automatic or other renewal hereof, or otherwise, and for a period of twenty-four (24) months after the expiration or termination of this Agreement, or the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, solicit or otherwise communicate with any person or business, regardless of form (i.e., partnership, joint venture, profession association or other type of corporation, limited liability company, sole proprietorship or otherwise) who are, were or have been customers of the Employer with the purpose of causing such person or business to terminate their business relationship with die Employer, or to do business with, purchase from, or become customers of the Employee. hi addition, the Employee agrees that during such period he shall not, directly or indirectly, solicit or otherwise communicate with any employees with the purpose of causing such employees to terminate their employment with the Employer, and the Employee agrees that during such period lie shall not, directly or indirectly, engage, employ, or otherwise hire any persons who are, were or have been employees of the Employer during the term of this Agreement and any renewal hereof

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to paragraphs 2(a) or (b) shall be extended by the length of time dining which die Employee is in breach of such covenants.

         (d) It is understood by and between die parties hereto that the restrictive covenants set forth in paragraphs (a) through (c) hereof are essential elements of the employment arrangement between Employee and Employer, and that but for such covenants, the Employer would not have




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agreed to hire the Employee. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement and of the employment arrangement between Employee and Employer and shall survive and continue in effect after the termination or expiration of this Agreement. The existence of any claim or cause of action of die Employee against the Employer shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Addendum are held to be invalid, unreasonable, arbitrary, or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent Jurisdiction determines the specified time period or the specified geographical area applicable to this Addendum to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that THE foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum the dates indicated below.

Witnesses:                           Employee Signature:
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                                     Print Name:
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----------------------------         Date:
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